GIBRALTAR ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Continuing Operations: Net Sales: GAAP +12%, Adjusted +13%; EPS: GAAP up 1%, Adjusted down 1%
Backlog $257 Million, up 50%
Operating Cash Flow $57 Million, up 39%
Narrowing 2025 Outlook for Net Sales to $1.15-1.175 Billion and for GAAP, Adjusted EPS to $3.67-$3.77 and $4.20-$4.30, respectively

Buffalo, New York, October 30, 2025 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets, today reported its financial results for the three- and nine-month period ended September 30, 2025.

“Our third quarter results reflect our focus on execution in a dynamic business environment, particularly in residential roofing, where our building accessories business posted 2% growth in a market that was down 5% - 10% depending on the channel. In our Agtech business, a large controlled environment agriculture (CEA) project was delayed as expected and impacted revenue in the quarter. On adjusted net sales growth of 13%, adjusted EPS came in slightly below prior year, impacted by both business and product mix. Backlog increased 50% in the quarter and operating cash flow grew 39% to $57 million,” stated Chairman and CEO Bill Bosway. “Based on our current outlook, we expect approximately 15% adjusted net sales and 10-12% adjusted EPS growth this year.”
Third Quarter 2025 Consolidated Results from Continuing Operations
As reminder, on June 30, 2025, Gibraltar announced that it has reclassified its Renewables as discontinued operations to focus its asset portfolio and resources on its building products and structures businesses – namely the residential, agtech and infrastructure segments.

($Millions, except EPS) Three Months Ended September 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$310.9	$277.1	12.2%	Adjusted Net Sales	$310.9	$274.6	13.2%
Net Income	$33.2	$33.8	(1.8)%	Adjusted Net Income	$34.0	$35.3	(3.7)%
Diluted EPS	$1.11	$1.10	0.9%	Adjusted Diluted EPS	$1.14	$1.15	(0.9)%

Net sales were driven by strength in the metal roofing and structures businesses and additional participation gains in the building accessories business partially offset by the delay of a large CEA project and ongoing market softness in the mail and package business. Consolidated bookings continued to be strong in the quarter with backlog increasing 50% over prior year.

GAAP net income decreased $0.6 million or 1.8% to $33.2 million, and adjusted net income decreased $1.3 million or 3.7% to $34.0 million, driven by business and product mix in residential and lower volume in agtech.
Adjusted measures are further described in the appended reconciliation of adjusted financial measures.

Third Quarter Segment Results

Residential

($Millions) Three Months Ended September 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$230.3	$212.4	8.4%	Adjusted Net Sales	$230.3	$209.8	9.8%
Operating Income	$40.4	$42.1	(4.0)%	Adjusted Operating Income	$41.9	$42.5	(1.4)%
Operating Margin	17.6%	19.8%	(220) bps	Adjusted Operating Margin	18.2%	20.2%	(200) bps

The building accessories business grew 2% through continued participation gains in a slow market that was down 5% - 10% depending on the channel. Metal roofing performed as expected with acquisitions tracking to plan. Mail and Package was down 9% driven by ongoing slowness in single home and multi-family new construction starts. Adjusted net sales increased 9.8% with organic revenue down 1.1% during the quarter.
Operating margin was driven mainly by business and product mix, and the impact of integration of the metal roofing business.

Agtech

($Millions) Three Months Ended September 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$57.6	$41.5	38.8%	Adjusted Net Sales	$57.6	$41.5	38.8%
Operating Income	$3.2	$3.9	(17.9)%	Adjusted Operating Income	$3.3	$4.2	(21.4)%
Operating Margin	5.5%	9.3%	(380) bps	Adjusted Operating Margin	5.7%	10.1%	(440) bps

Net sales were driven by the structures business which continues to experience solid end market demand. As discussed during the second quarter earnings call, a large CEA project was delayed as expected and impacted revenue in the quarter. Demand remains solid with total backlog up 96%, including organic backlog growth of 75% over prior year.
Operating margin contraction was driven by lower volume in the quarter and impact of integration at Lane Supply.

Infrastructure

($Millions) Three Months Ended September 30,
	2025	2024	Change		2025	2024	Change
Net Sales	$23.1	$23.2	(0.4)%	Adjusted Net Sales	$23.1	$23.2	(0.4)%
Operating Income	$4.7	$6.5	(27.7)%	Adjusted Operating Income	$4.7	$6.5	(27.7)%
Operating Margin	20.5%	27.9%	(740) bps	Adjusted Operating Margin	20.5%	27.9%	(740) bps

Net sales were down approximately 1%, which was impacted by a supplier transition resulting in revenue moving from September into the fourth quarter. Backlog was down 2% in the quarter driven by timing of project awards, and quoting / bid activity remains robust.
Operating margin was driven by lower volume and inefficiency related to the supplier transition and is expected to recover in the fourth quarter accordingly.

Business Outlook for Continuing Operations
Mr. Bosway concluded, “Our current 2025 full year outlook for continuing operations remains on track for solid revenue, margin, and cash flow performance. We expect consolidated net sales to range between $1.15 billion and $1.175 billion. This compares to GAAP net sales of $1.02 billion and adjusted net sales of $1.01 billion in 2024. GAAP EPS is expected to range between $3.67 and $3.77, compared to $4.58 in 2024 which included the gain on the sale of the electronic locker business and contributed $0.82 accordingly. Adjusted EPS is expected to range between $4.20 and $4.30, compared to $3.82 in 2024, up 10% to 12%. We remain focused on execution of our growth and M&A strategy and will continue to opportunistically deploy our share repurchase program.”

Third Quarter 2025 Conference Call Details Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2025. Interested parties may access the webcast through the Investors section of the Company’s website at www.gibraltar1.com, where related presentation materials will also be posted prior to the conference call. The call also may be accessed by dialing (877) 407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, tariffs and retaliatory tariffs imposed by the United States or other countries on imported goods, including raw materials used in the manufacturing of the Company’s products; changes to economic conditions and customer demand for the Company’s products; the availability and pricing of principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, the ability to continue to improve operating margins, the ability to generate order flow and sales and increase backlog; the ability to translate backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, the ability to develop and launch new products in a cost-effective manner, the ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation, rebates, credits and incentives and variations in government spending and ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding the company, we strongly advise you to read the section entitled “Risk Factors” in the most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of the website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release and its quarterly conference call, including adjusted net sales, adjusted operating income and margin, adjusted net income, adjusted earnings per share (EPS), free cash flow and adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), each a non-GAAP financial measure. Unless otherwise indicated, the consolidated financial statements, disclosures and related information disclosed herein relate to the Company's continuing operations, which exclude its Renewables business which was classified as a discontinued operation as of June 30, 2025. The Company has recast prior period amounts to reflect discontinued operations. Adjusted net sales reflects the removal of net sales associated with the residential electronic locker business, which was sold on December 17, 2024. Adjusted net income, operating income and margin exclude special charges consisting of restructuring costs (primarily comprised of exit activities costs and impairment of both tangible and intangible assets associated with 80/20 simplification, lean initiatives and / or discontinued products), senior leadership transition costs (associated with new and / or terminated senior executive roles), acquisition related costs (legal and consulting fees, and integration costs for recent business acquisitions), and portfolio management (which includes the gain on sale of and operating results generated by the residential electronic locker business sold in 2024). These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The aforementioned exclusions along with other adjustments to other income below operating profit are excluded from adjusted EPS. Adjusted EBITDA further excludes interest, taxes, depreciation, amortization and stock compensation expense. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. Free cash flow is operating cash flow less capital expenditures and the related margin is free cash flow divided by net sales. The Company believes that the presentation of adjusted measures and free cash flow provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Adjusted EBITDA and free cash flow are also useful measures of the Company’s ability to service debt and adjusted EBITDA is one of the measures used for determining the Company’s debt covenant compliance.
Adjustments to the most directly comparable financial measures presented on a GAAP basis are quantified in the reconciliation of adjusted financial measures provided in the supplemental financial schedules that accompany this news release. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies and the Company’s presentation of non-GAAP financial measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.
Reconciliations of non-GAAP measures related to full-year 2025 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.

Contact:
Alliance Advisors Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@allianceadvisors.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$310,939	$277,132	$866,813	$791,766
Cost of sales	228,193	195,748	626,379	554,967
Gross profit	82,746	81,384	240,434	236,799
Selling, general, and administrative expense	42,804	38,211	132,331	122,712
Operating income	39,942	43,173	108,103	114,087
Interest expense (income), net	2	(1,931)	(1,281)	(4,176)
Other (income) expense, net	(1,989)	402	(2,018)	236
Income before taxes from continuing operations	41,929	44,702	111,402	118,027
Provision for income taxes	8,724	10,890	25,644	30,277
Income from continuing operations	33,205	33,812	85,758	87,750
Discontinued operations:
(Loss) income before taxes from discontinued operations	(163,178)	772	(171,722)	4,571
(Benefit of) provision for income taxes	(40,911)	545	(44,025)	1,138
(Loss) income from discontinued operations	(122,267)	227	(127,697)	3,433
Net (loss) income	$(89,062)	$34,039	$(41,939)	$91,183
Net earnings per share – Basic:
Income from continuing operations	$1.12	$1.11	$2.87	$2.87
(Loss) income from discontinued operations	(4.11)	—	(4.27)	0.11
Net (loss) income	$(2.99)	$1.11	$(1.40)	$2.98
Weighted average shares outstanding – Basic	29,736	30,530	29,925	30,564
Net earnings per share – Diluted:
Income from continuing operations	$1.11	$1.10	$2.85	$2.85
(Loss) income from discontinued operations	(4.09)	0.01	(4.25)	0.11
Net (loss) income	$(2.98)	$1.11	$(1.40)	$2.96
Weighted average shares outstanding – Diluted	29,863	30,750	30,038	30,788

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$89,403	$269,480
Trade receivables, net of allowance of $2,394 and $1,793, respectively	166,341	114,898
Costs in excess of billings, net	21,851	18,817
Inventories, net	121,562	93,271
Prepaid expenses and other current assets	55,322	22,326
Assets of discontinued operations	240,969	132,540
Total current assets	695,448	651,332
Property, plant, and equipment, net	125,631	87,079
Operating lease assets	57,432	41,558
Goodwill	403,475	323,189
Acquired intangibles	153,907	55,420
Other assets	1,900	1,936
Assets of discontinued operations	—	258,896
	$1,437,793	$1,419,410
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$126,839	$90,705
Accrued expenses	152,893	65,905
Billings in excess of costs	13,746	14,769
Liabilities of discontinued operations	94,288	83,483
Total current liabilities	387,766	254,862
Deferred income taxes	19,910	49,006
Non-current operating lease liabilities	48,179	33,391
Other non-current liabilities	30,164	24,734
Liabilities of discontinued operations	—	9,383
Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 100,000 shares; 34,476 and 34,313 shares issued and outstanding, respectively	345	343
Additional paid-in capital	351,914	343,583
Retained earnings	833,912	875,851
Accumulated other comprehensive loss	(3,780)	(5,326)
Treasury stock, at cost; 4,933 and 3,960 shares, respectively	(230,617)	(166,417)
Total stockholders’ equity	951,774	1,048,034
	$1,437,793	$1,419,410

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net (loss) income	$(41,939)	$91,183
(Loss) income from discontinued operations	(127,697)	3,433
Income from continuing operations	85,758	87,750
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	23,101	14,185
Stock compensation expense	7,465	8,002
Provision for (benefit of) deferred income taxes	7	(615)
Other, net	1,154	4,156
Changes in operating assets and liabilities net of effects from acquisitions:
Trade receivables and costs in excess of billings	(28,705)	(33,709)
Inventories	(7,907)	(2,607)
Other current assets and other assets	4,979	746
Accounts payable	25,971	49,498
Accrued expenses and other non-current liabilities	(6,443)	4,145
Net cash provided by operating activities of continuing operations	105,380	131,551
Net cash provided by operating activities of discontinued operations	26,168	22,784
Net cash provided by operating activities	131,548	154,335
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(210,455)	—
Purchases of property, plant, and equipment, net	(37,176)	(11,506)
Net proceeds from sale of business	352	—
Net cash used in investing activities of continuing operations	(247,279)	(11,506)
Net cash used in investing activities of discontinued operations	(1,015)	(2,470)
Net cash used in investing activities	(248,294)	(13,976)
Cash Flows from Financing Activities
Purchase of common stock at market prices	(63,740)	(10,940)
Net proceeds from issuance of common stock	198	—
Net cash used in financing activities	(63,542)	(10,940)
Effect of exchange rate changes on cash	211	34
Net (decrease) increase in cash and cash equivalents	(180,077)	129,453
Cash and cash equivalents at beginning of year	269,480	99,426
Cash and cash equivalents at end of period	$89,403	$228,879

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended September 30, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$41,929	$8,724	$33,205	$1.11
Restructuring Charges (1)	1,297	143	1,154	0.04
Acquisition Related Costs (2) (3)	(624)	(219)	(405)	(0.01)
Adjusted Financial Measures	$42,602	$8,648	$33,954	$1.14

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	17.6%	5.5%	20.5%	n/a	12.8%
Restructuring Charges (1)	0.5%	0.2%	—%	n/a	0.4%
Acquisition Related Costs (2)	0.2%	—%	—%	n/a	0.4%
Adjusted Operating Margin	18.2%	5.7%	20.5%	n/a	13.7%

Income from Operations	$40,432	$3,178	$4,737	$(8,405)	$39,942
Restructuring Charges (1)	1,157	140	—	—	1,297
Acquisition Related Costs (2)	343	(14)	—	1,091	1,420
Adjusted Income from Operations	$41,932	$3,304	$4,737	$(7,314)	$42,659

Net Sales (4)	$230,286	$57,565	$23,088	$—	$310,939

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) Includes one-time gain of $2M from an acquisition-related item
(4) There were no Non-GAAP adjustments to Net Sales in 2025

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Three Months Ended September 30, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$45,474	$11,435	$34,039	$1.11
Discontinued Operations (1)	(772)	(545)	(227)	(0.01)
As Reported in GAAP Statements	$44,702	$10,890	$33,812	$1.10
Restructuring & Other Charges (2)	1,659	276	1,383	0.05
Portfolio Management (3)	96	24	72	—
Adjusted Financial Measures Recast	$46,457	$11,190	$35,267	$1.15

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	19.8%	9.3%	1.0%	27.9%	n/a	12.2%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	19.8%	9.3%	n/a	27.9%	n/a	15.6%
Restructuring & Other Charges (2)	0.1%	0.8%	n/a	—%	n/a	0.6%
Portfolio Management (3)	—%	—%	n/a	—%	n/a	—%
Adjusted Operating Margin Recast	20.2%	10.1%	n/a	27.9%	n/a	16.3%

Income from Operations Previously Reported	$42,055	$3,853	$825	$6,494	$(9,229)	$43,998
Discontinued Operations (1)	—	—	(825)	—	—	(825)
Income from Operations as Reported in GAAP Statements	$42,055	$3,853	$—	$6,494	$(9,229)	$43,173
Restructuring & Other Charges (2)	301	328	—	—	848	1,477
Portfolio Management (3)	96	—	—	—	—	96
Adjusted Income from Operations Recast	$42,452	$4,181	$—	$6,494	$(8,381)	$44,746

Net Sales & Adjusted Net Sales Previously Reported	$212,363	$41,527	$84,064	$23,242	$—	$361,196
Discontinued Operations (1)	—	—	(84,064)	—	—	(84,064)
Net Sales as Reported in GAAP Statements	$212,363	$41,527	$—	$23,242	$—	$277,132
Portfolio Management (3)	(2,558)	—	—	—	—	(2,558)
Adjusted Net Sales Recast	$209,805	$41,527	$—	$23,242	$—	$274,574

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs and the results generated by the Company's processing business liquidated in 2023
(3) Represents the results generated by the Company's electronic locker business sold in 2024

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Nine Months Ended September 30, 2025
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Reported in GAAP Statements	$111,402	$25,644	$85,758	$2.85
Restructuring Charges (1)	4,115	780	3,335	0.11
Acquisition Related Costs (2) (3)	7,480	1,672	5,808	0.20
Adjusted Financial Measures	$122,997	$28,096	$94,901	$3.16

	Residential	Agtech	Infrastructure	Corporate	Consolidated
Operating Margin	18.0%	3.9%	24.5%	n/a	12.5%
Restructuring Charges (1)	0.5%	0.4%	—%	n/a	0.5%
Acquisition Related Costs (2)	—%	2.9%	—%	n/a	1.1%
Adjusted Operating Margin	18.6%	7.2%	24.5%	n/a	14.0%

Income from Operations	$115,303	$6,069	$17,078	$(30,347)	$108,103
Restructuring Charges (1)	3,512	572	—	31	4,115
Acquisition Related Costs (2)	475	4,575	—	4,485	9,535
Adjusted Income from Operations	$119,290	$11,216	$17,078	$(25,831)	$121,753

Net Sales (4)	$640,538	$156,697	$69,578	$—	$866,813

(1) Comprised primarily of exit activities costs
(2) Represents acquisition related expenses including due diligence and integration costs of recent business combinations
(3) Includes one-time gain of $2M from an acquisition-related item
(4) There were no Non-GAAP adjustments to Net Sales in 2025

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Nine Months Ended September 30, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$122,598	$31,415	$91,183	$2.96
Discontinued Operations (1)	(4,571)	(1,138)	(3,433)	(0.11)
As Reported in GAAP Statements	$118,027	$30,277	$87,750	$2.85
Restructuring & Other Charges (2)	2,333	(30)	2,363	0.08
Portfolio Management (3)	(202)	(48)	(154)	(0.01)
Adjusted Financial Measures Recast	$120,158	$30,199	$89,959	$2.92

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	19.6%	7.9%	1.9%	25.2%	n/a	11.7%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	19.6%	7.9%	n/a	25.2%	n/a	14.4%
Restructuring & Other Charges (2)	—%	0.4%	n/a	—%	n/a	0.3%
Portfolio Management (3)	—%	—%	n/a	—%	n/a	—%
Adjusted Operating Margin Recast	19.9%	8.4%	n/a	25.2%	n/a	14.8%

Income from Operations Previously Reported	$119,714	$8,743	$4,116	$17,605	$(31,975)	$118,203
Discontinued Operations (1)	—	—	(4,116)	—	—	(4,116)
Income from Operations as Reported in GAAP Statements	$119,714	$8,743	$—	$17,605	$(31,975)	$114,087
Restructuring & Other Charges (2)	374	477	—	—	1,079	1,930
Portfolio Management (3)	(202)	—	—	—	—	(202)
Adjusted Income from Operations Recast	$119,886	$9,220	$—	$17,605	$(30,896)	$115,815

Net Sales & Adjusted Net Sales Previously Reported	$611,790	$110,062	$214,941	$69,914	$—	$1,006,707
Discontinued Operations (1)	—	—	(214,941)	—	—	(214,941)
Net Sales as Reported in GAAP Statements	$611,790	$110,062	$—	$69,914	$—	$791,766
Portfolio Management (3)	(8,111)	—	—	—	—	(8,111)
Adjusted Net Sales Recast	$603,679	$110,062	$—	$69,914	$—	$783,655

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs and the results generated by the Company's processing business liquidated in 2023
(3) Represents the results generated by the Company's electronic locker business sold in 2024

GIBRALTAR INDUSTRIES, INC.
Reconciliation of GAAP and Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

Year Ended December 31, 2024
	Income before taxes	Provision for income taxes	Net income from continuing operations	Net income from continuing operations per share - diluted
As Previously Reported in GAAP Statements	$173,925	$36,585	$137,340	$4.46
Discontinued Operations (1)	4,631	1,185	3,446	0.12
As Reported in GAAP Statements	$178,556	$37,770	$140,786	$4.58
Restructuring & Other Charges (2)	2,350	138	2,212	0.07
Portfolio Management (3)	(26,005)	(421)	(25,584)	(0.83)
Adjusted Financial Measures Recast	$154,901	$37,487	$117,414	$3.82

	Residential	Agtech	Renewables	Infrastructure	Corporate	Consolidated
Operating Margin Previously Reported	19.0%	7.2%	1.2%	24.2%	n/a	10.9%
Discontinued Operations (1)			n/a		n/a
Operating Margin as Reported in GAAP Statements	19.0%	7.2%	n/a	24.2%	n/a	13.6%
Restructuring & Other Charges (2)	0.1%	4.2%	n/a	—%	n/a	0.9%
Portfolio Management (3)	(0.1)%	—%	n/a	—%	n/a	(0.1)%
Adjusted Operating Margin Recast	19.3%	11.5%	n/a	24.2%	n/a	14.7%

Income from Operations Previously Reported	$148,784	$11,040	$3,349	$21,295	$(41,445)	$143,023
Discontinued Operations (1)	—	—	(3,349)	—	—	(3,349)
Income from Operations as Reported in GAAP Statements	$148,784	$11,040	$—	$21,295	$(41,445)	$139,674
Restructuring & Other Charges (2)	801	6,477	—	—	2,290	9,568
Portfolio Management (3)	(740)	—	—	—	—	(740)
Adjusted Income from Operations Recast	$148,845	$17,517	$—	$21,295	$(39,155)	$148,502

Net Sales & Adjusted Net Sales Previously Reported	$782,519	$152,811	$285,405	$88,029	$—	$1,308,764
Discontinued Operations (1)	—	—	(285,405)	—	—	(285,405)
Net Sales as Reported in GAAP Statements	$782,519	$152,811	$—	$88,029	$—	$1,023,359
Portfolio Management (3)	(10,379)	—	—	—	—	(10,379)
Adjusted Net Sales Recast	$772,140	$152,811	$—	$88,029	$—	$1,012,980

(1) Represents the results generated by the Company's Renewables business classified as Discontinued Operations in 2025
(2) Comprised primarily of exit activities costs, the write-off of indefinite-lived trademarks, senior leadership transition costs associated with changes in leadership positions, acquisition-related expenses including due diligence costs and portfolio management costs
(3) Represents the results generated by the Company's electronic locker business sold in 2024, including the ($25.3M) gain on sale of business

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended September 30, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$310,939	$230,286	$57,565	$23,088

Net Income from Continuing Operations	33,205
Provision for Income Taxes	8,724
Interest Expense	2
Other Income	(1,989)
Operating Profit	39,942	40,432	3,178	4,737
Adjusted Measures*	2,717	1,500	126	—
Adjusted Operating Profit	42,659	41,932	3,304	4,737
Adjusted Operating Margin	13.7%	18.2%	5.7%	20.5%
Adjusted Other Expense	55	—	—	—
Depreciation & Amortization	7,001	4,097	1,356	726
Less: Acquisition-related amortization	569	—	569	—
Adjusted Depreciation & Amortization	7,570	4,097	1,925	726
Stock Compensation Expense	1,228	732	204	68
Adjusted EBITDA	$51,402	$46,761	$5,433	$5,531

Adjusted EBITDA Margin	16.5%	20.3%	9.4%	24.0%

Cash Flow - Operating Activities	56,750
Purchase of PPE, Net	(8,216)
Free Cash Flow	48,534
Free Cash Flow - % of Adjusted Net Sales	15.6%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Three Months Ended September 30, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$274,574	$209,805	$41,527	$23,242

Net Income from Continuing Operations	33,812
Provision for Income Taxes	10,890
Interest Income	(1,931)
Other Expense	402
Operating Profit	43,173	42,055	3,853	6,494
Adjusted Measures*	1,573	397	328	—
Adjusted Operating Profit	44,746	42,452	4,181	6,494
Adjusted Operating Margin	16.3%	20.2%	10.1%	27.9%
Adjusted Other Expense	220	—	—	—
Adjusted Depreciation & Amortization (1)	4,646	2,472	782	744
Adjusted Stock Compensation Expense (2)	2,019	449	95	63
Adjusted EBITDA Recast**	$51,191	$45,373	$5,058	$7,301

Adjusted EBITDA Margin Recast**	18.6%	21.6%	12.2%	31.4%

Adjusted EBITDA Previously Reported	$58,933	$45,365	$5,058	$7,301
Adjusted EBITDA Margin Previously Reported	16.3%	21.4%	12.2%	31.4%

Cash Flow - Operating Activities	41,140
Purchase of PPE, Net	(4,180)
Free Cash Flow	36,960
Free Cash Flow - % of Adjusted Net Sales	13.5%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment
(1) Recast Depreciation & Amortization for impact of ($2.102M) from classification of Renewables business as Discontinued Operations and ($73k) from sale of electronic locker business within the Residential segment
(2) Recast Stock Compensation Expense for impact of ($235k) from classification of Renewables business as Discontinued Operations and ($15k) from the sale of electronic locker business within the Residential segment

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Nine Months Ended September 30, 2025
	Consolidated	Residential	Agtech	Infrastructure

Net Sales	$866,813	$640,538	$156,697	$69,578

Net Income from Continuing Operations	85,758
Provision for Income Taxes	25,644
Interest Income	(1,281)
Other Income	(2,018)
Operating Profit	108,103	115,303	6,069	17,078
Adjusted Measures*	13,650	3,987	5,147	—
Adjusted Operating Profit	121,753	119,290	11,216	17,078
Adjusted Operating Margin	14.0%	18.6%	7.2%	24.5%
Adjusted Other Expense	37	—	—	—
Depreciation & Amortization	23,101	9,863	8,655	2,126
Less: Acquisition-related amortization	(3,500)	—	(3,500)	—
Adjusted Depreciation & Amortization	19,601	9,863	5,155	2,126
Stock Compensation Expense	7,465	1,805	526	207
Less: SLT Related Stock Compensation Expense	(82)	—	—	—
Adjusted Stock Compensation Expense	7,383	1,805	526	207
Adjusted EBITDA	$148,700	$130,958	$16,897	$19,411

Adjusted EBITDA Margin	17.2%	20.4%	10.8%	27.9%

Cash Flow - Operating Activities	105,380
Purchase of PPE, Net	(37,176)
Free Cash Flow	68,204
Free Cash Flow - % of Adjusted Net Sales	7.9%

*Adjusted Measures details are presented on the corresponding Reconciliation of GAAP and Adjusted Financial Measures

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands)
(unaudited)

Nine Months Ended September 30, 2024
	Consolidated	Residential	Agtech	Infrastructure

Adjusted Net Sales Recast*	$783,655	$603,679	$110,062	$69,914

Net Income from Continuing Operations	87,750
Provision for Income Taxes	30,277
Interest Income	(4,176)
Other Expense	236
Operating Profit	114,087	119,714	8,743	17,605
Adjusted Measures*	1,728	172	477	—
Adjusted Operating Profit	115,815	119,886	9,220	17,605
Adjusted Operating Margin	14.8%	19.9%	8.4%	25.2%
Adjusted Other Income	(167)	—	—	—
Adjusted Depreciation & Amortization (1)	13,984	7,442	2,420	2,236
Adjusted Stock Compensation Expense (2)	7,899	1,297	283	181
Adjusted EBITDA Recast**	$137,865	$128,625	$11,923	$20,022

Adjusted EBITDA Margin Recast**	17.6%	21.3%	10.8%	28.6%

Adjusted EBITDA Previously Reported	$158,161	$129,072	$11,923	$20,022
Adjusted EBITDA Margin Previously Reported	15.7%	21.1%	10.8%	28.6%

Cash Flow - Operating Activities	131,551
Purchase of PPE, Net	(11,506)
Free Cash Flow	120,045
Free Cash Flow - % of Adjusted Net Sales	15.3%

*Details for the classification of the Company's Renewables business as Discontinued Operations and the recast amounts for the sale of the electronic locker business within the Residential segment are presented on corresponding Reconciliation of GAAP and Adjusted Financial Measures
**Recast for the classification of the Company's Renewables business as Discontinued Operations and to exclude sale of electronic locker business within the Residential segment
(1) Recast Depreciation & Amortization for impact of ($6.052M) from classification of Renewables business as Discontinued Operations and ($201k) from sale of electronic locker business within the Residential segment
(2) Recast Stock Compensation Expense for impact of ($684k) from classification of Renewables business as Discontinued Operations and ($44k) from the sale of electronic locker business within the Residential segment